NEWS RELEASE
October 16, 2025

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER AND PERIOD ENDED SEPTEMBER 30, 2025

3rd Quarter 2025 Highlights:
•Net income was $67.9 million for the current quarter, an increase of $15.1 million, or 29 percent, from the prior quarter net income of $52.8 million and an increase of $16.8 million, or 33 percent, from the prior year third quarter net income of $51.1 million.
•Diluted earnings per share for the current quarter was $0.57 per share, an increase of $0.12 per share, or 27 percent, from each of the prior quarter and the prior year third quarter diluted earnings per share of $0.45 per share.
•Net interest income of $225 million for the current quarter increased $17.8 million, or 9 percent, from the prior quarter net interest income of $208 million and increased $45.1 million, or 25 percent, from the prior year third quarter net interest income of $180 million.
•The loan portfolio of $18.791 billion at September 30, 2025 increased $258 million, or 6 percent annualized, from the prior quarter.
•Total deposits of $21.871 billion at September 30, 2025 increased $242 million, or 4 percent annualized, from the prior quarter.
•Non-interest bearing deposits of $6.674 billion increased $80.7 million, or 5 percent annualized, from the prior quarter.
•The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 3.39 percent, an increase of 18 basis points from the prior quarter net interest margin of 3.21 percent and an increase of 56 basis points from the prior year third quarter net interest margin of 2.83 percent.
•The loan yield of 5.97 percent in the current quarter increased 11 basis points from the prior quarter loan yield of 5.86 percent and increased 28 basis points from the prior year third quarter loan yield of 5.69 percent.
•The total earning asset yield of 4.86 percent in the current quarter increased 13 basis points from the prior quarter earning asset yield of 4.73 percent and increased 34 basis points from the prior year third quarter earning asset yield of 4.52 percent.

•The total cost of funding (including non-interest bearing deposits) of 1.58 percent in the current quarter decreased 5 basis point from the prior quarter total cost of funding of 1.63 percent and decreased 21 basis points form the prior year third quarter total cost of funding of 1.79 percent.
•The Company declared a quarterly dividend of $0.33 per share. The Company has declared 162 consecutive quarterly dividends and has increased the dividend 49 times.
•The Company completed the core system conversion of Bank of Idaho Holding Co., the bank holding company for Bank of Idaho (collectively, “BOID”) which had total assets of $1.365 billion as of the acquisition date of April 30, 2025.

Year-to-Date 2025 Highlights
•Net income for the first nine months of 2025 was $175 million, an increase of $46.9 million, or 36 percent, from the prior year first nine months net income of $128 million.
•Diluted earnings per share for the first nine months of 2025 was $1.51 per share, an increase of 34 percent from the prior year first nine months diluted earnings per share of $1.13 per share.
•Net interest income of $623 million for the first nine months of 2025 increased $110 million, or 21 percent, from the prior year net interest income of $513 million.
•The loan portfolio increased $1.529 billion, or 9 percent, during the first nine months of 2025 and organically increased $454 million, or 3 percent, during the first nine months of 2025.
•Total deposits increased $1.324 billion, or 6 percent, during the first nine months of 2025 and organically increased $246 million, or 1 percent, during the first nine months of 2025.
•The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the first nine months of 2025 was 3.21 percent, an increase of 51 basis points from the prior year first nine months net interest margin of 2.70 percent.
•Dividends declared in the first nine months of 2025 were $0.99 per share.
•On June, 24, 2025 the Company announced the signing of a definitive agreement to acquire Guaranty Bancshares, Inc., the bank holding company for Guaranty Bank & Trust, N.A. (collectively, “Guaranty”). The acquisition was completed on October 1, 2025 and expanded the Company’s southwest presence and its the first entrance into the state of Texas. Guaranty had total assets of $3.111 billion as of September 30, 2025.

Financial Summary

	At or for the Three Months ended				At or for the Nine Months ended
(Dollars in thousands, except per share and market data)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
Operating results
Net income	$67,900	52,781	54,568	51,055	175,249	128,390
Basic earnings per share	$0.57	0.45	0.48	0.45	1.51	1.14
Diluted earnings per share	$0.57	0.45	0.48	0.45	1.51	1.13
Dividends declared per share	$0.33	0.33	0.33	0.33	0.99	0.99
Market value per share
Closing	$48.67	43.08	44.22	45.70	48.67	45.70
High	$50.54	44.70	52.81	47.71	52.81	47.71
Low	$42.08	36.76	43.18	35.57	36.76	34.35
Selected ratios and other data
Number of common stock shares outstanding	118,552,847	118,550,475	113,517,944	113,394,786	118,552,847	113,394,786
Average outstanding shares - basic	118,552,231	116,890,776	113,451,199	113,394,758	116,316,754	113,093,583
Average outstanding shares - diluted	118,628,434	116,918,290	113,546,365	113,473,107	116,382,822	113,137,861
Return on average assets (annualized)	0.93%	0.74%	0.80%	0.73%	0.82%	0.62%
Return on average equity (annualized)	7.52%	6.13%	6.77%	6.34%	6.82%	5.47%
Efficiency ratio	62.05%	62.08%	65.49%	64.92%	63.12%	68.98%
Loan to deposit ratio	86.11%	85.91%	83.64%	83.16%	86.11%	83.16%
Number of full time equivalent employees	3,649	3,665	3,457	3,434	3,649	3,434
Number of locations	248	247	227	232	248	232
Number of ATMs	298	300	286	279	298	279

KALISPELL, Mont., Oct 16, 2025 (GLOBE NEWSWIRE) - Glacier Bancorp, Inc. (NYSE: GBCI) reported net income of $67.9 million for the current quarter, an increase of $15.1 million, or 29 percent from the prior quarter net income of $52.8 million and an increase of $16.8 million, or 33 percent, from the $51.1 million of net income for the prior year third quarter. Diluted earnings per share for the current quarter was $0.57 per share, an increase of 27 percent from the prior quarter and prior year third quarter diluted earnings per share of $0.45 per share. The current quarter included $7.0 million in acquisition-related expenses. “We are pleased with the continuation of very favorable trends across the Company and the strong results we reported this quarter,” said Randy Chesler, President and Chief Executive Officer. “We closed our acquisition of Guaranty Bank in Texas on October 1 and look forward to expanding into Texas with the impressive Guaranty team leading the way.”

Net income for the first nine months of 2025 was $175 million, an increase of $46.9 million, or 36 percent, from the prior year first nine months net income of $128 million. Diluted earnings per share for the first nine months of 2025 was $1.51 per share, an increase of 34 percent from the prior year first nine months diluted earnings per share of $1.13 per share.

On April 30, 2025, the Company completed the acquisition of BOID, which had 15 branches across eastern Idaho, Boise and eastern Washington. Upon the core system conversion in the third quarter of 2025, the BOID operations joined three existing Glacier Bank divisions. The Eastern Idaho operations of Bank of Idaho joined Citizens Community Bank, the Boise operations joined Mountain West Bank and the Eastern Washington operations joined Wheatland Bank. The Company’s results of operations and financial condition include the BOID acquisition beginning on the acquisition date.

The following table discloses the preliminary fair value estimates of select classifications of assets and liabilities acquired:

BOID
(Dollars in thousands)	April 30, 2025
Total assets	$1,364,640
Cash and cash equivalents	26,127
Debt securities	139,974
Loans receivable	1,075,232
Non-interest bearing deposits	271,385
Interest bearing deposits	806,992
Borrowings and subordinated debt	71,932
Core deposit intangible	19,758
Goodwill	70,083

Asset Summary

					$ Change from
(Dollars in thousands)	Sep 30, 2025	Jun 30, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2025	Dec 31, 2024	Sep 30, 2024
Cash and cash equivalents	$854,244	915,507	848,408	987,833	(61,263)	5,836	(133,589)
Debt securities, available-for-sale	3,916,189	4,024,980	4,245,205	4,436,578	(108,791)	(329,016)	(520,389)
Debt securities, held-to-maturity	3,155,901	3,206,133	3,294,847	3,348,698	(50,232)	(138,946)	(192,797)
Total debt securities	7,072,090	7,231,113	7,540,052	7,785,276	(159,023)	(467,962)	(713,186)
Loans receivable
Residential real estate	1,926,448	1,931,554	1,858,929	1,837,697	(5,106)	67,519	88,751
Commercial real estate	12,045,446	11,935,109	10,963,713	10,833,841	110,337	1,081,733	1,211,605
Other commercial	3,451,177	3,303,889	3,119,535	3,177,051	147,288	331,642	274,126
Home equity	980,472	975,429	930,994	931,440	5,043	49,478	49,032
Other consumer	387,443	386,759	388,678	401,158	684	(1,235)	(13,715)
Loans receivable	18,790,986	18,532,740	17,261,849	17,181,187	258,246	1,529,137	1,609,799
Allowance for credit losses	(229,077)	(226,799)	(206,041)	(205,170)	(2,278)	(23,036)	(23,907)
Loans receivable, net	18,561,909	18,305,941	17,055,808	16,976,017	255,968	1,506,101	1,585,892
Other assets	2,527,384	2,552,422	2,458,719	2,456,643	(25,038)	68,665	70,741
Total assets	$29,015,627	29,004,983	27,902,987	28,205,769	10,644	1,112,640	809,858

The Company continues to maintain a strong cash position of $854 million at September 30, 2025 which was a decrease of $61 million over the prior quarter and a decrease of $134 million over the prior year third quarter. Total debt securities of $7.072 billion at September 30, 2025 decreased $159 million, or 2 percent, during the current quarter and decreased $713 million, or 9 percent, from the prior year third quarter. Debt securities represented 24 percent of total assets at September 30, 2025 compared to 25 percent at June 30, 2025 and 28 percent at September 30, 2024.

The loan portfolio of $18.791 billion at September 30, 2025 increased $258 million, or 6 percent annualized, during the current quarter. The loan category with the largest dollar increase during the current quarter was other commercial loans which increased $147 million, or 4 percent over the prior quarter. Excluding the BOID acquisition, the loan portfolio organically increased $535 million, or 3 percent, since the prior year third quarter. Excluding the acquisition, the loan category with the largest dollar increase in the last twelve months was commercial real estate which increased $481 million, or 4 percent.

Credit Quality Summary

	At or for the Nine Months ended	At or for the Six Months ended	At or for the Year ended	At or for the Nine Months ended
(Dollars in thousands)	Sep 30, 2025	Jun 30, 2025	Dec 31, 2024	Sep 30, 2024
Allowance for credit losses
Balance at beginning of period	$206,041	206,041	192,757	192,757
Acquisitions	35	35	3	3
Provision for credit losses	29,355	24,163	27,179	21,138
Charge-offs	(11,276)	(7,236)	(18,626)	(12,406)
Recoveries	4,922	3,796	4,728	3,678
Balance at end of period	$229,077	226,799	206,041	205,170
Provision for credit losses
Loan portfolio	$29,355	24,163	27,179	21,138
Unfunded loan commitments	6,382	3,918	1,127	(1,366)
Total provision for credit losses	$35,737	28,081	28,306	19,772
Other real estate owned	$1,376	1,737	1,085	432
Other foreclosed assets	37	142	79	201
Accruing loans 90 days or more past due	7,449	11,371	6,177	11,551
Non-accrual loans	45,450	35,356	20,445	15,937
Total non-performing assets	$54,312	48,606	27,786	28,121
Non-performing assets as a percentage of subsidiary assets	0.19%	0.17%	0.10%	0.10%
Allowance for credit losses as a percentage of non-performing loans	433%	485%	774%	730%
Allowance for credit losses as a percentage of total loans	1.22%	1.22%	1.19%	1.19%
Net charge-offs as a percentage of total loans	0.03%	0.02%	0.08%	0.05%
Accruing loans 30-89 days past due	$39,524	54,403	32,228	56,213
U.S. government guarantees included in non-performing assets	$12,262	2,651	748	1,802

Non-performing assets as a percentage of subsidiary assets at September 30, 2025 was 0.19 percent compared to 0.17 percent in the prior quarter and 0.10 percent in the prior year third quarter. Non-performing assets of $54.3 million at September 30, 2025 increased $5.7 million, or 12 percent, over the prior quarter and increased $26.2 million, or 93 percent, over the prior year third quarter.

Early stage delinquencies (accruing loans 30-89 days past due) as a percentage of loans at September 30, 2025 were 0.21 percent compared to 0.29 percent for the prior quarter end and 0.33 percent for the prior year third quarter. Early stage delinquencies of $39.5 million at September 30, 2025 decreased $14.9 million from the prior quarter and decreased $16.7 million from the prior year third quarter.

The current quarter provision for credit loss expense of $7.7 million included $5.2 million of credit loss expense on loans and $2.5 million of credit loss expense on unfunded loan commitments from the acquisition. The allowance for credit losses (“ACL”) on loans as a percentage of total loans outstanding was 1.22 percent at September 30, 2025 and June 30, 2025 compared to 1.19 percent at September 30, 2024. Loan portfolio growth, composition, average loan size, credit quality considerations, economic forecasts, actual results, and other environmental factors will continue to determine the level of the ACL on loans.

Credit Quality Trends and Provision for Credit Losses on the Loan Portfolio

(Dollars in thousands)	Provision for Credit Losses Loans	Net Charge-Offs	ACL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Third quarter 2025	$5,192	$2,914	1.22%	0.21%	0.19%
Second quarter 2025	18,009	1,645	1.22%	0.29%	0.17%
First quarter 2025	6,154	1,795	1.22%	0.27%	0.14%
Fourth quarter 2024	6,041	5,170	1.19%	0.19%	0.10%
Third quarter 2024	6,981	2,766	1.19%	0.33%	0.10%
Second quarter 2024	5,066	2,890	1.19%	0.29%	0.06%
First quarter 2024	9,091	3,072	1.19%	0.37%	0.09%
Fourth quarter 2023	4,181	3,695	1.19%	0.31%	0.09%

Net charge-offs for the current quarter were $2.9 million compared to $1.6 million in the prior quarter and $2.8 million for the prior year third quarter. The current quarter net charge-offs included $1.8 million in deposit overdraft net charge-offs and $1.1 million of net loan charge-offs.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on the regulatory classification of loans is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

					$ Change from
(Dollars in thousands)	Sep 30, 2025	Jun 30, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2025	Dec 31, 2024	Sep 30, 2024
Deposits
Non-interest bearing deposits	$6,674,441	6,593,728	6,136,709	6,407,728	80,713	537,732	266,713
NOW and DDA accounts	5,805,816	5,747,388	5,543,512	5,363,476	58,428	262,304	442,340
Savings accounts	3,049,753	2,956,387	2,845,124	2,801,077	93,366	204,629	248,676
Money market deposit accounts	3,137,810	3,089,115	2,878,213	2,854,540	48,695	259,597	283,270
Certificate accounts	3,199,825	3,238,576	3,139,821	3,284,609	(38,751)	60,004	(84,784)
Core deposits, total	21,867,645	21,625,194	20,543,379	20,711,430	242,451	1,324,266	1,156,215
Wholesale deposits	3,304	3,308	3,615	3,334	(4)	(311)	(30)
Deposits, total	21,870,949	21,628,502	20,546,994	20,714,764	242,447	1,323,955	1,156,185
Repurchase agreements	2,004,286	1,976,228	1,777,475	1,831,501	28,058	226,811	172,785
Deposits and repurchase agreements, total	23,875,235	23,604,730	22,324,469	22,546,265	270,505	1,550,766	1,328,970
Federal Home Loan Bank advances	895,022	1,255,088	1,800,000	1,800,000	(360,066)	(904,978)	(904,978)
Other borrowed funds	78,180	81,771	83,341	84,168	(3,591)	(5,161)	(5,988)
Subordinated debentures	157,379	157,127	133,105	133,065	252	24,274	24,314
Other liabilities	401,523	374,003	338,218	397,221	27,520	63,305	4,302
Total liabilities	$25,407,339	25,472,719	24,679,133	24,960,719	(65,380)	728,206	446,620

Total deposits of $21.871 billion at September 30, 2025 increased $242 million, or 4 percent annualized, during the current quarter and non-interest bearing deposits of $6.674 billion increased $80.7 million, or 5 percent annualized, from the prior quarter. Total deposits at September 30, 2025 increased $1.324 billion, or 6 percent, from the prior year end and organically increased $246 million, or 1 percent, from the prior year end. Non-interest bearing deposits at September 30, 2025 increased $538 million, or 9 percent, from the prior year end and organically increased $266 million, or 4 percent, from the prior year end. Non-interest bearing deposits represented 31 percent of total deposits at September 30, 2025 compared to 30 percent at December 31, 2024 and 31 percent at September 30, 2024.

Federal Home Loan Bank (“FHLB”) advances of $895 million decreased $360 million, or 29 percent, from the prior quarter and decreased $905 million, or 50 percent, from the prior year third quarter. Subordinated debentures of $157 million increased $24.0 million, or 18 percent, from the prior year end as a result of the acquisition of BOID.

Stockholders’ Equity Summary

					$ Change from
(Dollars in thousands, except per share data)	Sep 30, 2025	Jun 30, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2025	Dec 31, 2024	Sep 30, 2024
Common equity	$3,801,178	3,770,919	3,533,150	3,507,356	30,259	268,028	293,822
Accumulated other comprehensive loss	(192,890)	(238,655)	(309,296)	(262,306)	45,765	116,406	69,416
Total stockholders’ equity	3,608,288	3,532,264	3,223,854	3,245,050	76,024	384,434	363,238
Goodwill and intangibles, net	(1,182,536)	(1,186,350)	(1,102,500)	(1,106,336)	3,814	(80,036)	(76,200)
Tangible stockholders’ equity	$2,425,752	2,345,914	2,121,354	2,138,714	79,838	304,398	287,038

Stockholders’ equity to total assets	12.44%	12.18%	11.55%	11.50%
Tangible stockholders’ equity to total tangible assets	8.72%	8.43%	7.92%	7.89%
Book value per common share	$30.44	29.80	28.43	28.62	0.64	2.01	1.82
Tangible book value per common share	$20.46	19.79	18.71	18.86	0.67	1.75	1.60

Tangible stockholders’ equity of $2.426 billion at September 30, 2025 increased $79.8 million, or 3 percent, compared to the prior quarter and was primarily due to a decrease in other comprehensive loss and earnings retention. Tangible stockholders’ equity at September 30, 2025 increased $304 million, or 14 percent, compared to the prior year end and was primarily due to $205 million of Company stock issued in connection with the acquisition of BOID and a $116 million decrease in other comprehensive loss. The increase was partially offset by the increase in goodwill and core deposit intangible associated with the BOID acquisition. Tangible book value per common share of $20.46 at the current quarter end increased $0.67 per share, or 3 percent, from the prior quarter and increased $1.60 per share, or 8 percent, from the prior year third quarter.

Cash Dividends
On September 22, 2025, the Company’s Board of Directors declared a quarterly cash dividend of $0.33 per share. The dividend was payable October 16, 2025 to shareholders of record on October 7, 2025. The dividend was the Company’s 162nd consecutive regular dividend. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended September 30, 2025
Compared to June 30, 2025, March 31, 2025, and September 30, 2024

Income Summary

	Three Months ended				$ Change from
(Dollars in thousands)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Sep 30, 2024	Jun 30, 2025	Mar 31, 2025	Sep 30, 2024
Net interest income
Interest income	$325,003	308,115	289,925	289,578	16,888	35,078	35,425
Interest expense	99,624	100,499	99,946	109,347	(875)	(322)	(9,723)
Total net interest income	225,379	207,616	189,979	180,231	17,763	35,400	45,148
Non-interest income
Service charges and other fees	21,460	20,405	18,818	20,587	1,055	2,642	873
Miscellaneous loan fees and charges	5,123	5,067	4,664	4,970	56	459	153
Gain on sale of loans	5,027	4,273	4,311	4,898	754	716	129
Gain on sale of securities	—	—	—	26	—	—	(26)
Other income	3,742	3,199	4,849	4,223	543	(1,107)	(481)
Total non-interest income	35,352	32,944	32,642	34,704	2,408	2,710	648
Total income	$260,731	240,560	222,621	214,935	20,171	38,110	45,796
Net interest margin (tax-equivalent)	3.39%	3.21%	3.04%	2.83%

Net Interest Income
Net interest income of $225 million for the current quarter increased $17.8 million, or 9 percent, from the prior quarter net interest income of $208 million and increased $45.1 million, or 25 percent, from the prior year third quarter net interest income of $180 million. The current quarter interest income of $325 million increased $16.9 million, or 5 percent, over the prior quarter and increased $35.4 million, or 12 percent, over the prior year third quarter, both increases primarily due to the increase in the loan yields and the increase in average balances of the loan portfolio. The loan yield of 5.97 percent in the current quarter increased 11 basis points from the prior quarter loan yield of 5.86 percent and increased 28 basis points from the prior year third quarter loan yield of 5.69 percent.

The current quarter interest expense of $100 million decreased $875 thousand or 87 basis points, from the prior quarter and was primarily attributable to a decrease in average borrowings. The current quarter interest expense decreased $9.7 million, or 9 percent, from the prior year third quarter and was primarily the result of lower average wholesale borrowings and a decrease in deposit costs. Deposit cost (including non-interest bearing deposits) decreased to 1.23 percent in the current quarter compared to 1.25 percent in the prior quarter and 1.37 percent in the prior year third quarter. The total cost of funding (including non-interest bearing deposits) of 1.58 percent in the current quarter decreased 5 basis points from the prior quarter and decreased 21 basis points from the prior year third quarter.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 3.39 percent, an increase of 18 basis points from the prior quarter net interest margin of 3.21 percent and was primarily driven by an increase in loan yields and a decrease in total cost of funding. The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was an increase of 56 basis points from the prior year third quarter net interest margin of 2.83 percent and was also primarily driven by the increase in loan yields and the decrease in total cost of funding. Core net interest margin excludes the impact from discount accretion and non-accrual interest. Excluding the 4 basis points from discount accretion, the core net interest margin was 3.35 percent in the current quarter compared to 3.18 percent in the prior quarter and

2.79 percent in the prior year third quarter. “The continued remix of lower yield securities cash flow into higher yield loans combined with the continued reduction in the cost of deposits and wholesale funding were a primary driver of the 18 basis points increase in the net interest margin for the current quarter,” said Ron Copher, Chief Financial Officer.

Non-interest Income
Non-interest income for the current quarter totaled $35.4 million, which was an increase of $2.4 million, or 7 percent, over the prior quarter and an increase of $648 thousand, or 2 percent, over the prior year third quarter. Service charges and other fees of $21.5 million for the current quarter increased $1.1 million, or 5 percent, compared to the prior quarter and increased $873 thousand, or 4 percent, compared to the prior year third quarter. Gain on the sale of residential loans of $5.0 million for the current quarter increased $754 thousand, or 18 percent, compared to the prior quarter and increased $129 thousand, or 3 percent, from the prior year third quarter.

Non-interest Expense Summary

	Three Months ended				$ Change from
(Dollars in thousands)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Sep 30, 2024	Jun 30, 2025	Mar 31, 2025	Sep 30, 2024
Compensation and employee benefits	$96,498	94,355	91,443	85,083	2,143	5,055	11,415
Occupancy and equipment	13,236	12,558	12,294	11,989	678	942	1,247
Advertising and promotions	4,620	4,394	4,144	4,062	226	476	558
Data processing	10,634	9,883	9,138	9,196	751	1,496	1,438
Other real estate owned and foreclosed assets	63	26	63	13	37	—	50
Regulatory assessments and insurance	5,799	5,847	5,534	5,150	(48)	265	649
Intangibles amortization	3,813	3,624	3,270	3,367	189	543	446
Other expenses	33,120	24,432	25,432	25,848	8,688	7,688	7,272
Total non-interest expense	$167,783	155,119	151,318	144,708	12,664	16,465	23,075

Total non-interest expense of $168 million for the current quarter increased $12.7 million, or 8 percent, over the prior quarter and increased $23.1 million, or 16 percent, over the prior year third quarter and was primarily from increased costs from the acquisitions. Compensation and employee benefits of $96.5 million increased by $2.1 million, or 2 percent, over the prior quarter. Compensation and employee benefits increased $11.4 million, or 13 percent, from the prior year third quarter and was primarily driven by annual salary increases and increases in staffing levels from the current year acquisition.

Other expenses of $33.1 million increased $8.7 million, or 36 percent, from the prior quarter and increased $7.3 million, or 28 percent, from the prior year third quarter, both increases primarily attributable to current quarter acquisition related-expenses and prior quarter and prior year third quarter gains on sale of former branch facilities. Acquisition-related expense was $7.0 million in the current quarter compared to $3.2 million in the prior quarter and $1.9 million in the prior year third quarter. The other expenses included $1.6 million of gain from the sale of a former branch facility in the prior quarter and $619 thousand in the prior year third quarter.

Federal and State Income Tax Expense
Tax expense during the third quarter of 2025 was $17.4 million, an increase of $5.0 million, or 40 percent, compared to the prior quarter and an increase of $6.2 million, or 56 percent, from the prior year third quarter. The effective tax rate in the current quarter was 20.4 percent compared to 19.0 percent in the prior quarter and 17.9 percent in the prior year third quarter. The higher tax expense and higher effective tax rate in the current quarter compared to the prior quarter was primarily the result of an increase in income before income tax expense in the current quarter.

Efficiency Ratio
The efficiency ratio was 62.05 percent in the current quarter compared to 62.08 percent in the prior quarter and 64.92 percent in the prior year third quarter. The decrease from the prior quarter and the prior year third quarter was principally driven by the increase in net interest income which outpaced the increase in non-interest expense.

Operating Results for Nine Months Ended September 30, 2025
Compared to September 30, 2024

Income Summary

	Nine Months ended
(Dollars in thousands)	Sep 30, 2025	Sep 30, 2024	$ Change	% Change
Net interest income
Interest income	$923,043	$842,814	$80,229	10%
Interest expense	300,069	329,625	(29,556)	(9)%
Total net interest income	622,974	513,189	109,785	21%
Non-interest income
Service charges and other fees	60,683	58,572	2,111	4%
Miscellaneous loan fees and charges	14,854	14,153	701	5%
Gain on sale of loans	13,611	12,929	682	5%
Gain on sale of securities	—	30	(30)	(100)%
Other income	11,790	11,213	577	5%
Total non-interest income	100,938	96,897	4,041	4%
Total Income	$723,912	$610,086	$113,826	19%
Net interest margin (tax-equivalent)	3.21%	2.70%

Net Interest Income
Net interest income of $623 million for the first nine months of 2025 increased $110 million, or 21 percent, from the prior year and was primarily driven by increased interest income and decreased interest expense. Interest income of $923 million for the first nine months of 2025 increased $80.2 million, or 10 percent, from the prior year and was primarily attributable to the increase in the loan portfolio and an increase in loan yields. The loan yield was 5.87 percent during the first nine months of 2025, an increase of 29 basis points from the prior year first nine months loan yield of 5.58 percent.

Interest expense of $300 million for the first nine months of 2025 decreased $30 million, or 9 percent, from the same period in the prior year and was primarily the result of lower interest rates on deposits and a decreases in higher cost borrowings. Deposit cost (including non-interest bearing deposits) was 1.24 percent for the first nine months of 2025, which was a decrease of 12 basis points from the first nine months of the prior year deposit costs of 1.36 percent. The total funding cost (including non-interest bearing deposits) for the first nine months of 2025 was 1.63 percent, which was a decrease of 18 basis points over the first nine months of the prior year funding cost of 1.81 percent.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, during the first nine months of 2025 was 3.21 percent, a 51 basis points increase from the net interest margin of 2.70 percent for the first nine months of the prior year. Excluding the 4 basis points from discount accretion, the core net interest margin was 3.17 percent in the first nine months of the current year compared to 2.65 percent in the prior year first nine months. The increase in net interest margin from the prior year was primarily driven by increased loan yields and decreased funding costs combined with a shift in earning asset mix to higher yielding loans and a shift in funding liabilities to lower cost deposits.

Non-interest Income
Non-interest income of $101 million for the first nine months of 2025 increased $4.0 million, or 4 percent, over the same period last year. Service charges and other fees of $60.7 million for the first nine months of 2025 increased $2.1 million, or 4 percent, over the first nine months of the prior year. Gain on sale of residential loans of $13.6 million for the first nine months of 2025 increased by $682 thousand, or 5 percent, over the first nine months of the prior year. Other income of $11.8 million for the first nine months of 2025 increased $577 thousand over the prior year first nine months.

Non-interest Expense Summary

	Nine Months ended
(Dollars in thousands)	Sep 30, 2025	Sep 30, 2024	$ Change	% Change
Compensation and employee benefits	$282,296	$255,306	$26,990	11%
Occupancy and equipment	38,088	35,466	2,622	7%
Advertising and promotions	13,158	12,407	751	6%
Data processing	29,655	27,742	1,913	7%
Other real estate owned and foreclosed assets	152	187	(35)	(19)%
Regulatory assessments and insurance	17,180	18,304	(1,124)	(6)%
Core deposit intangibles amortization	10,707	9,144	1,563	17%
Other expenses	82,984	78,947	4,037	5%
Total non-interest expense	$474,220	$437,503	$36,717	8%

Total non-interest expense of $474 million for the first nine months of of 2025 increased $36.7 million, or 8 percent, over the same period in the prior year. Compensation and employee benefits expense of $282 million in the first nine months of 2025 increased $27.0 million, or 11 percent, over the same period in the prior year and was primarily driven by annual salary increases and staffing increases from acquisitions. Regulatory assessment and insurance expense of $17.2 million for the first nine months of 2025 decreased $1.1 million, or 6 percent, from the prior year first nine months primarily as a result of adjustments to the FDIC special assessment. Other expenses of $83.0 million for the first nine months of 2025 increased $4.0 million, or 5 percent, from the first nine months of the prior year. Included in other expenses was $9.3 million of acquisition-related expenses in the first nine months of the current year compared to $7.8 million in the same period in the prior year.

Provision for Credit Losses
The provision for credit loss expense was $35.7 million for the first nine months of 2025, an increase of $16.0 million, or 81 percent, over the same period in the prior year. Included in the current year provision for credit losses was $16.7 million from the acquisition of BOID and included in the prior year was $9.7 million from acquisitions in the prior year. Net charge-offs for the first nine months of 2025 were $6.4 million compared to $8.7 million in the first nine months of 2024.

Federal and State Income Tax Expense
Tax expense of $38.7 million for the first nine months of 2025 increased $14.3 million, or 58 percent, over the same period in the prior year. The effective tax rate for the first nine months of 2025 was 18.1 percent compared to 16.0 percent for the same period in the prior year. The increase in tax expense and the increase in the effective tax rate was the primarily the result of an increase in the pre-tax income.

Efficiency Ratio
The efficiency ratio was 63.12 percent for the first nine months of 2025 compared to 68.98 percent for the same period of 2024. The decrease from the prior year was primarily attributable to the increase in net interest income that outpaced the increase in non-interest expense.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “will,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are based on assumptions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results (express or implied) or other expectations in the forward-looking statements, including those made in this news release:

•risks associated with lending and potential adverse changes in the credit quality of the Company’s loan portfolio;
•changes in monetary and fiscal policies, including interest rate policies of the Federal Reserve Board, which could adversely affect the Company’s net interest income and margin, the fair value of its financial instruments, profitability, and stockholders’ equity;
•legislative or regulatory changes, including increased FDIC insurance rates and assessments, changes in the review and regulation of bank mergers, or increased banking and consumer protection regulations, that may adversely affect the Company’s business and strategies;
•risks related to overall economic conditions, including the impact on the current government shutdown, economy of an uncertain interest rate environment, inflationary pressures, recently passed legislation and the potential for significant additional changes in economic and trade policies in the current administration;
•risks to the Company’s business and the business of the Company’s customers arising from current or future tariffs or other trade restrictions, labor or supply chain issues, change in labor force, or geopolitical instability, including the wars in Ukraine and the Middle East;
•risks associated with the Company’s ability to negotiate, complete, and successfully integrate pending or future acquisitions;
•costs or difficulties related to the completion and integration of future or recently completed acquisitions;
•impairment of the goodwill recorded by the Company in connection with acquisitions, which may have an adverse impact on earnings and capital;
•reduction in demand for banking products and services, whether as a result of changes in customer behavior, economic conditions, banking environment, or competition;
•deterioration of the reputation of banks and the financial services industry, which could adversely affect the Company's ability to obtain and maintain customers;
•changes in the competitive landscape, including as may result from new market entrants or further consolidation in the financial services industry, resulting in the creation of larger competitors with greater financial resources;
•risks presented by public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow through acquisitions;

•risks associated with dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank’s divisions;
•material failure, potential interruption or breach in security of the Company’s systems or changes in technology which could expose the Company to cybersecurity risks, fraud, system failures, or direct liabilities;
•risks related to natural disasters, including droughts, fires, floods, earthquakes, pandemics, and other unexpected events;
•success in managing risks involved in any of the foregoing; and
•effects of any reputational damage to the Company resulting from any of the foregoing.
The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, October 17, 2025. Please note that our conference call host no longer offers a general dial-in number. Investors who would like to join the call may now register by following this link to obtain dial-in instructions: https://register-conf.media-server.com/register/BIcf9199709f3c486a8bbce1cc1984ca38. To participate via the webcast, log on to: https://edge.media-server.com/mmc/p/cmgx4jbr.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. (NYSE: GBCI), a member of the Russell 2000® and the S&P MidCap 400® indices, is the parent company for Glacier Bank and its Bank divisions located across its nine state footprint: Altabank (American Fork, UT), Bank of the San Juans (Durango, CO), Citizens Community Bank (Pocatello, ID), Collegiate Peaks Bank (Buena Vista, CO), First Bank of Montana (Lewistown, MT), First Bank of Wyoming (Powell, WY), First Community Bank Utah (Layton, UT), First Security Bank (Bozeman, MT), First Security Bank of Missoula (Missoula, MT), First State Bank (Wheatland, WY), Glacier Bank (Kalispell, MT), Guaranty Bank (Mount Pleasant, Texas), Heritage Bank of Nevada (Reno, NV), Mountain West Bank (Coeur d’Alene, ID), The Foothills Bank (Yuma, AZ), Valley Bank (Helena, MT), Western Security Bank (Billings, MT), and Wheatland Bank (Spokane, WA).

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	Sep 30, 2025	Jun 30, 2025	Dec 31, 2024	Sep 30, 2024
Assets
Cash on hand and in banks	$312,506	375,398	268,746	342,105
Interest bearing cash deposits	541,738	540,109	579,662	645,728
Cash and cash equivalents	854,244	915,507	848,408	987,833
Debt securities, available-for-sale	3,916,189	4,024,980	4,245,205	4,436,578
Debt securities, held-to-maturity	3,155,901	3,206,133	3,294,847	3,348,698
Total debt securities	7,072,090	7,231,113	7,540,052	7,785,276
Loans held for sale, at fair value	42,668	47,738	33,060	46,126
Loans receivable	18,790,986	18,532,740	17,261,849	17,181,187
Allowance for credit losses	(229,077)	(226,799)	(206,041)	(205,170)
Loans receivable, net	18,561,909	18,305,941	17,055,808	16,976,017
Premises and equipment, net	427,271	426,801	411,968	408,809
Right-of-use assets, net	54,502	56,525	56,252	58,168
Other real estate owned and foreclosed assets	1,413	1,879	1,164	633
Accrued interest receivable	120,257	108,286	99,262	114,121
Deferred tax asset	99,702	114,528	138,955	125,432
Intangibles, net	61,135	64,949	51,182	52,780
Goodwill	1,121,401	1,121,401	1,051,318	1,053,556
Non-marketable equity securities	61,362	76,990	99,669	98,285
Bank-owned life insurance	191,996	191,623	189,849	188,971
Other assets	345,677	341,702	326,040	309,762
Total assets	$29,015,627	29,004,983	27,902,987	28,205,769
Liabilities
Non-interest bearing deposits	$6,674,441	6,593,728	6,136,709	6,407,728
Interest bearing deposits	15,196,508	15,034,774	14,410,285	14,307,036
Securities sold under agreements to repurchase	2,004,286	1,976,228	1,777,475	1,831,501
FHLB advances	895,022	1,255,088	1,800,000	1,800,000
Other borrowed funds	59,779	62,366	62,062	61,911
Finance lease liabilities	18,401	19,405	21,279	22,257
Subordinated debentures	157,379	157,127	133,105	133,065
Accrued interest payable	27,733	27,973	33,626	35,382
Operating lease liabilities	41,367	42,274	39,902	40,642
Other liabilities	332,423	303,756	264,690	321,197
Total liabilities	25,407,339	25,472,719	24,679,133	24,960,719
Commitments and Contingent Liabilities	—	—	—	—
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—
Common stock, $0.01 par value per share, 234,000,000 shares authorized	1,186	1,186	1,134	1,134
Paid-in capital	2,657,469	2,655,894	2,448,758	2,447,200
Retained earnings - substantially restricted	1,142,523	1,113,839	1,083,258	1,059,022
Accumulated other comprehensive loss	(192,890)	(238,655)	(309,296)	(262,306)
Total stockholders’ equity	3,608,288	3,532,264	3,223,854	3,245,050
Total liabilities and stockholders’ equity	$29,015,627	29,004,983	27,902,987	28,205,769

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended				Nine Months ended
(Dollars in thousands)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
Interest Income
Investment securities	$45,348	44,148	45,646	46,371	135,142	144,754
Residential real estate loans	26,335	25,361	24,275	23,118	75,971	65,636
Commercial loans	228,363	214,816	197,388	196,901	640,567	566,699
Consumer and other loans	24,957	23,790	22,616	23,188	71,363	65,725
Total interest income	325,003	308,115	289,925	289,578	923,043	842,814
Interest Expense
Deposits	67,346	65,569	62,865	70,607	195,780	205,655
Securities sold under agreements to repurchase	14,706	14,109	13,733	14,737	42,548	40,901
Federal Home Loan Bank advances	14,271	17,806	20,719	22,344	52,796	50,772
FRB Bank Term Funding	—	—	—	—	—	27,097
Other borrowed funds	385	400	402	252	1,187	949
Subordinated debentures	2,916	2,615	2,227	1,407	7,758	4,251
Total interest expense	99,624	100,499	99,946	109,347	300,069	329,625
Net Interest Income	225,379	207,616	189,979	180,231	622,974	513,189
Provision for credit losses	7,656	20,267	7,814	8,005	35,737	19,772
Net interest income after provision for credit losses	217,723	187,349	182,165	172,226	587,237	493,417
Non-Interest Income
Service charges and other fees	21,460	20,405	18,818	20,587	60,683	58,572
Miscellaneous loan fees and charges	5,123	5,067	4,664	4,970	14,854	14,153
Gain on sale of loans	5,027	4,273	4,311	4,898	13,611	12,929
Gain on sale of securities	—	—	—	26	—	30
Other income	3,742	3,199	4,849	4,223	11,790	11,213
Total non-interest income	35,352	32,944	32,642	34,704	100,938	96,897
Non-Interest Expense
Compensation and employee benefits	96,498	94,355	91,443	85,083	282,296	255,306
Occupancy and equipment	13,236	12,558	12,294	11,989	38,088	35,466
Advertising and promotions	4,620	4,394	4,144	4,062	13,158	12,407
Data processing	10,634	9,883	9,138	9,196	29,655	27,742
Other real estate owned and foreclosed assets	63	26	63	13	152	187
Regulatory assessments and insurance	5,799	5,847	5,534	5,150	17,180	18,304
Intangibles amortization	3,813	3,624	3,270	3,367	10,707	9,144
Other expenses	33,120	24,432	25,432	25,848	82,984	78,947
Total non-interest expense	167,783	155,119	151,318	144,708	474,220	437,503
Income Before Income Taxes	85,292	65,174	63,489	62,222	213,955	152,811
Federal and state income tax expense	17,392	12,393	8,921	11,167	38,706	24,421
Net Income	$67,900	52,781	54,568	51,055	175,249	128,390

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	September 30, 2025			June 30, 2025
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,962,831	$26,335	5.37%	$1,940,514	$25,361	5.23%
Commercial loans [1]	15,351,367	229,915	5.94%	14,884,885	216,385	5.83%
Consumer and other loans	1,363,996	24,957	7.26%	1,336,030	23,790	7.14%
Total loans [2]	18,678,194	281,207	5.97%	18,161,429	265,536	5.86%
Tax-exempt debt securities [3]	1,583,554	14,068	3.55%	1,594,895	13,999	3.51%
Taxable debt securities [4,5]	6,554,179	33,185	2.03%	6,645,312	32,045	1.93%
Total earning assets	26,815,927	328,460	4.86%	26,401,636	311,580	4.73%
Goodwill and intangibles	1,184,370			1,153,466
Non-earning assets	987,070			918,007
Total assets	$28,987,367			$28,473,109
Liabilities
Non-interest bearing deposits	$6,550,398	$—	—%	$6,256,245	$—	—%
NOW and DDA accounts	5,734,329	16,483	1.14%	5,674,990	16,045	1.13%
Savings accounts	2,995,538	5,843	0.77%	2,904,389	5,402	0.75%
Money market deposit accounts	3,136,019	16,783	2.12%	3,000,487	15,389	2.06%
Certificate accounts	3,217,199	28,195	3.48%	3,211,418	28,667	3.58%
Total core deposits	21,633,483	67,304	1.23%	21,047,529	65,503	1.25%
Wholesale deposits [6]	3,649	42	4.48%	5,618	66	4.67%
Repurchase agreements	1,986,620	14,706	2.94%	1,898,841	14,109	2.98%
FHLB advances	1,192,493	14,271	4.68%	1,494,781	17,806	4.71%
Subordinated debentures and other borrowed funds	236,375	3,301	5.54%	231,902	3,015	5.21%
Total funding liabilities	25,052,620	99,624	1.58%	24,678,671	100,499	1.63%
Other liabilities	353,452			338,289
Total liabilities	25,406,072			25,016,960
Stockholders’ Equity
Stockholders’ equity	3,581,295			3,456,149
Total liabilities and stockholders’ equity	$28,987,367			$28,473,109
Net interest income (tax-equivalent)		$228,836			$211,081
Net interest spread (tax-equivalent)			3.28%			3.10%
Net interest margin (tax-equivalent)			3.39%			3.21%
______________________________
1 Includes tax effect of $1.6 million and $1.6 million on tax-exempt municipal loan and lease income for the three months ended September 30, 2025 and June 30, 2025, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $1.8 million and $1.7 million on tax-exempt debt securities income for the three months ended September 30, 2025 and June 30, 2025, respectively.
4     Includes interest income of $6.7 million and $4.8 million on average interest-bearing cash balances of $600.3 million and $433.7 million for the three months ended September 30, 2025 and June 30, 2025, respectively.
5 Includes tax effect of $150 thousand and $151 thousand on federal income tax credits for the three months ended September 30, 2025 and June 30, 2025, respectively.
6 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Three Months ended
	September 30, 2025			September 30, 2024
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,962,831	$26,335	5.37%	$1,850,066	$23,118	5.00%
Commercial loans [1]	15,351,367	229,915	5.94%	13,957,304	198,556	5.66%
Consumer and other loans	1,363,996	24,957	7.26%	1,324,142	23,188	6.97%
Total loans [2]	18,678,194	281,207	5.97%	17,131,512	244,862	5.69%
Tax-exempt debt securities [3]	1,583,554	14,068	3.55%	1,660,643	14,710	3.54%
Taxable debt securities [4,5]	6,554,179	33,185	2.03%	7,073,967	34,001	1.92%
Total earning assets	26,815,927	328,460	4.86%	25,866,122	293,573	4.52%
Goodwill and intangibles	1,184,370			1,092,632
Non-earning assets	987,070			836,878
Total assets	$28,987,367			$27,795,632
Liabilities
Non-interest bearing deposits	$6,550,398	$—	—%	$6,237,166	$—	—%
NOW and DDA accounts	5,734,329	16,483	1.14%	5,314,459	16,221	1.21%
Savings accounts	2,995,538	5,843	0.77%	2,829,203	5,699	0.80%
Money market deposit accounts	3,136,019	16,783	2.12%	2,887,173	15,048	2.07%
Certificate accounts	3,217,199	28,195	3.48%	3,211,842	33,597	4.16%
Total core deposits	21,633,483	67,304	1.23%	20,479,843	70,565	1.37%
Wholesale deposits [6]	3,649	42	4.48%	3,122	42	5.47%
Repurchase agreements	1,986,620	14,706	2.94%	1,723,553	14,738	3.40%
FHLB advances	1,192,493	14,271	4.68%	1,828,533	22,344	4.78%
Subordinated debentures and other borrowed funds	236,375	3,301	5.54%	219,472	1,658	3.01%
Total funding liabilities	25,052,620	99,624	1.58%	24,254,523	109,347	1.79%
Other liabilities	353,452			336,906
Total liabilities	25,406,072			24,591,429
Stockholders’ Equity
Stockholders’ equity	3,581,295			3,204,203
Total liabilities and stockholders’ equity	$28,987,367			$27,795,632
Net interest income (tax-equivalent)		$228,836			$184,226
Net interest spread (tax-equivalent)			3.28%			2.73%
Net interest margin (tax-equivalent)			3.39%			2.83%
______________________________
1 Includes tax effect of $1.6 million and $1.7 million on tax-exempt municipal loan and lease income for the three months ended September 30, 2025 and 2024, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $1.8 million and $2.1 million on tax-exempt debt securities income for the three months ended September 30, 2025 and 2024, respectively.
4     Includes interest income of $6.7 million and $4.8 million on average interest-bearing cash balances of $600.3 million and $357.0 million for the three months ended September 30, 2025 and 2024, respectively.
5 Includes tax effect of $150 thousand and $203 thousand on federal income tax credits for the three months ended September 30, 2025 and 2024, respectively.
6 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Nine Months ended
	September 30, 2025			September 30, 2024
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,929,897	$75,971	5.25%	$1,798,202	$65,636	4.87%
Commercial loans [1]	14,780,437	645,221	5.84%	13,737,866	571,540	5.56%
Consumer and other loans	1,334,462	71,363	7.15%	1,299,463	65,725	6.76%
Total loans [2]	18,044,796	792,555	5.87%	16,835,531	702,901	5.58%
Tax-exempt debt securities [3]	1,594,355	42,003	3.51%	1,695,965	44,978	3.54%
Taxable debt securities [4,5]	6,713,914	98,828	1.96%	7,429,971	106,939	1.92%
Total earning assets	26,353,065	933,386	4.74%	25,961,467	854,818	4.40%
Goodwill and intangibles	1,146,519			1,071,024
Non-earning assets	918,154			734,681
Total assets	$28,417,738			$27,767,172
Liabilities
Non-interest bearing deposits	$6,267,432	$—	—%	$6,077,392	$—	—%
NOW and DDA accounts	5,645,862	47,593	1.13%	5,270,842	47,866	1.21%
Savings accounts	2,921,024	16,404	0.75%	2,881,273	17,368	0.81%
Money market deposit accounts	2,996,375	45,698	2.04%	2,913,206	43,907	2.01%
Certificate accounts	3,193,843	85,937	3.60%	3,083,866	96,365	4.17%
Total core deposits	21,024,536	195,632	1.24%	20,226,579	205,506	1.36%
Wholesale deposits [6]	4,289	148	4.58%	3,603	149	5.49%
Repurchase agreements	1,909,939	42,548	2.98%	1,612,021	40,901	3.39%
FHLB advances	1,475,071	52,796	4.72%	1,397,258	50,772	4.77%
FRB Bank Term Funding	—	—	—%	824,672	27,097	4.39%
Subordinated debentures and other borrowed funds	228,191	8,945	5.24%	220,835	5,200	3.15%
Total funding liabilities	24,642,026	300,069	1.63%	24,284,968	329,625	1.81%
Other liabilities	339,599			345,822
Total liabilities	24,981,625			24,630,790
Stockholders’ Equity
Stockholders’ equity	3,436,113			3,136,382
Total liabilities and stockholders’ equity	$28,417,738			$27,767,172
Net interest income (tax-equivalent)		$633,317			$525,193
Net interest spread (tax-equivalent)			3.11%			2.59%
Net interest margin (tax-equivalent)			3.21%			2.70%
______________________________
1 Includes tax effect of $4.7 million and $4.8 million on tax-exempt municipal loan and lease income for the Nine Months ended September 30, 2025 and 2024, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $5.2 million and $6.5 million on tax-exempt debt securities income for the Nine Months ended September 30, 2025 and 2024, respectively.
4     Includes interest income of $17.7 million and $17.2 million on average interest-bearing cash balances of $531.3 million and $631.7 million for the Nine Months ended September 30, 2025 and 2024, respectively.
5 Includes tax effect of $451 thousand and $629 thousand on federal income tax credits for the Nine Months ended September 30, 2025 and 2024, respectively.
6 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type				% Change from
(Dollars in thousands)	Sep 30, 2025	Jun 30, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2025	Dec 31, 2024	Sep 30, 2024
Custom and owner occupied construction	$231,238	$254,790	$242,844	$235,915	(9)%	(5)%	(2)%
Pre-sold and spec construction	217,413	208,106	191,926	203,610	4%	13%	7%
Total residential construction	448,651	462,896	434,770	439,525	(3)%	3%	2%
Land development	197,981	176,925	197,369	205,704	12%	—%	(4)%
Consumer land or lots	207,816	229,823	187,024	189,705	(10)%	11%	10%
Unimproved land	137,720	127,550	113,532	109,237	8%	21%	26%
Developed lots for operative builders	56,180	73,053	61,661	67,140	(23)%	(9)%	(16)%
Commercial lots	99,220	175,929	99,243	98,644	(44)%	—%	1%
Other construction	982,743	753,056	693,461	689,638	31%	42%	43%
Total land, lot, and other construction	1,681,660	1,536,336	1,352,290	1,360,068	9%	24%	24%
Owner occupied	3,570,671	3,529,536	3,197,138	3,121,900	1%	12%	14%
Non-owner occupied	4,333,302	4,283,986	4,053,996	4,001,430	1%	7%	8%
Total commercial real estate	7,903,973	7,813,522	7,251,134	7,123,330	1%	9%	11%
Commercial and industrial	1,554,832	1,545,498	1,395,997	1,387,538	1%	11%	12%
Agriculture	1,189,948	1,167,611	1,024,520	1,047,320	2%	16%	14%
First lien	2,579,418	2,590,433	2,481,918	2,462,885	—%	4%	5%
Junior lien	81,568	80,170	76,303	77,029	2%	7%	6%
Total 1-4 family	2,660,986	2,670,603	2,558,221	2,539,914	—%	4%	5%
Multifamily residential	969,573	975,785	895,242	921,138	(1)%	8%	5%
Home equity lines of credit	1,056,757	1,048,595	1,005,783	1,004,300	1%	5%	5%
Other consumer	192,501	197,744	209,457	221,517	(3)%	(8)%	(13)%
Total consumer	1,249,258	1,246,339	1,215,240	1,225,817	—%	3%	2%
States and political subdivisions	994,062	973,145	983,601	993,871	2%	1%	—%
Other	180,711	188,743	183,894	188,792	(4)%	(2)%	(4)%
Total loans receivable, including loans held for sale	18,833,654	18,580,478	17,294,909	17,227,313	1%	9%	9%
Less loans held for sale [1]	(42,668)	(47,738)	(33,060)	(46,126)	(11)%	29%	(7)%
Total loans receivable	$18,790,986	$18,532,740	$17,261,849	$17,181,187	1%	9%	9%
______________________________
1 Loans held for sale are primarily first lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type				Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other real estate owned and foreclosed assets
(Dollars in thousands)	Sep 30, 2025	Jun 30, 2025	Dec 31, 2024	Sep 30, 2024	Sep 30, 2025	Sep 30, 2025	Sep 30, 2025
Custom and owner occupied construction	$476	235	198	202	184	292	—
Pre-sold and spec construction	2,039	2,806	2,132	3,705	2,039	—	—
Total residential construction	2,515	3,041	2,330	3,907	2,223	292	—
Land development	917	885	966	583	917	—	—
Consumer land or lots	358	460	78	458	358	—	—
Developed lots for operative builders	456	531	531	531	—	456	—
Commercial lots	—	47	47	47	—	—	—
Total land, lot and other construction	1,731	1,923	1,622	1,619	1,275	456	—
Owner occupied	5,237	4,412	2,979	1,903	4,903	127	207
Non-owner occupied	691	1,206	2,235	1,335	—	—	691
Total commercial real estate	5,928	5,618	5,214	3,238	4,903	127	898
Commercial and Industrial	24,165	14,764	2,069	2,455	22,557	1,608	—
Agriculture	5,408	6,603	2,335	6,040	2,135	3,273	—
First lien	8,388	10,549	9,053	6,065	7,652	736	—
Junior lien	765	533	315	279	287	—	478
Total 1-4 family	9,153	11,082	9,368	6,344	7,939	736	478
Multifamily residential	1,039	398	389	392	398	641	—
Home equity lines of credit	3,402	4,016	3,465	2,867	3,292	110	—
Other consumer	852	921	955	1,111	728	87	37
Total consumer	4,254	4,937	4,420	3,978	4,020	197	37
Other	119	240	39	148	—	119	—
Total	$54,312	48,606	27,786	28,121	45,450	7,449	1,413

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type				% Change from
(Dollars in thousands)	Sep 30, 2025	Jun 30, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2025	Dec 31, 2024	Sep 30, 2024
Custom and owner occupied construction	$305	$385	$969	$13	(21)%	(69)%	2,246%
Pre-sold and spec construction	—	—	564	1,250	n/m	(100)%	(100)%
Total residential construction	305	385	1,533	1,263	(21)%	(80)%	(76)%
Land development	—	170	1,450	157	(100)%	(100)%	(100)%
Consumer land or lots	564	1,210	402	747	(53)%	40%	(24)%
Unimproved land	33	75	36	39	(56)%	(8)%	(15)%
Developed lots for operative builders	5,265	—	214	—	n/m	2,360%	n/m
Other construction	—	7,840	—	—	(100)%	n/m	n/m
Total land, lot and other construction	5,862	9,295	2,102	943	(37)%	179%	522%
Owner occupied	3,809	3,903	2,867	5,641	(2)%	33%	(32)%
Non-owner occupied	7,615	13,806	5,037	13,785	(45)%	51%	(45)%
Total commercial real estate	11,424	17,709	7,904	19,426	(35)%	45%	(41)%
Commercial and industrial	3,711	6,711	6,194	3,125	(45)%	(40)%	19%
Agriculture	2,104	8,243	744	16,932	(74)%	183%	(88)%
First lien	5,357	3,583	6,326	6,275	50%	(15)%	(15)%
Junior lien	—	—	214	13	n/m	(100)%	(100)%
Total 1-4 family	5,357	3,583	6,540	6,288	50%	(18)%	(15)%
Multifamily Residential	150	—	—	—	n/m	n/m	n/m
Home equity lines of credit	7,421	5,482	3,731	4,567	35%	99%	62%
Other consumer	1,751	1,615	1,775	2,227	8%	(1)%	(21)%
Total consumer	9,172	7,097	5,506	6,794	29%	67%	35%
Other	1,439	1,380	1,705	1,442	4%	(16)%	—%
Total	$39,524	$54,403	$32,228	$56,213	(27)%	23%	(30)%
______________________________
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type				Charge-Offs	Recoveries
(Dollars in thousands)	Sep 30, 2025	Jun 30, 2025	Dec 31, 2024	Sep 30, 2024	Sep 30, 2025	Sep 30, 2025
Pre-sold and spec construction	$—	50	(4)	(4)	51	51
Land development	(358)	(341)	1,095	(21)	—	358
Consumer land or lots	(5)	(3)	(22)	(21)	—	5
Unimproved land	—	—	1,338	5	—	—
Commercial lots	—	—	319	319	—	—
Total land, lot and other construction	(363)	(344)	2,730	282	—	363
Owner occupied	(1)	(1)	(73)	(73)	—	1
Non-owner occupied	(11)	(8)	2	(3)	—	11
Total commercial real estate	(12)	(9)	(71)	(76)	—	12
Commercial and industrial	655	26	1,422	1,272	1,508	853
Agriculture	(111)	(109)	64	65	—	111
First lien	(158)	(79)	32	(34)	1	159
Junior lien	(34)	(137)	(65)	(60)	126	160
Total 1-4 family	(192)	(216)	(33)	(94)	127	319
Home equity lines of credit	(27)	(20)	69	(31)	9	36
Other consumer	1,151	656	1,078	753	1,386	235
Total consumer	1,124	636	1,147	722	1,395	271
Other	5,253	3,406	8,643	6,561	8,195	2,942
Total	$6,354	3,440	13,898	8,728	11,276	4,922

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